As filed with the Securities and Exchange Commission on July 10, 2007

Registration No. 333 - 105058

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2 to

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

FIBERNET TELECOM GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-2255974
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

570 Lexington Avenue, 3rd Floor

New York, NY 10022

(Address, Including Zip Code, of Principal Executive Offices)

FiberNet Telecom Group, Inc. 2003 Equity Incentive Plan

(Full Titles of the Plans)

Jon A. DeLuca, President and Chief Executive Officer

FiberNet Telecom Group, Inc.

570 Lexington Avenue, 3rd Floor

New York, NY 10022

(212) 405-6200

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, $.001 par value	250,000 shares	$8.44	$2,110,000	$64.78
(1)	The Registrant previously registered the shares that may be issued pursuant to its 2003 Equity Incentive Plan on May 7, 2003 by filing a Registration Statement on Form S-8, as amended by Amendment No.1 (File No. 333-105058). This filing is made solely to register 250,000 additional shares which may be issued pursuant to the Registrant’s 2003 Equity Incentive Plan.
(2)	This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act of 1933 as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options have not yet been granted or stock awards made and the purchase price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the Nasdaq Capital Market as of a date (July 2, 2007) within five business days prior to filing this Registration Statement.
(3)	The Registrant previously paid the filing fee in connection with the filing by the Registrant of a Registration Statement on Form S-8 (File No. 333-105058), as amended, to register shares of the Registrant’s common stock underlying the 2003 Equity Incentive Plan. The registration fee is for the 250,000 additional shares being registered herewith.

REGISTRATION OF ADDITIONAL SECURITIES

This Amendment No. 2 to Registration Statement on Form S-8 is being filed by FiberNet Telecom Group, Inc. (the “Company”), pursuant to General Instruction E to the Form S-8 Registration Statement under the Securities Act of 1933, as amended, in connection with the registration of an additional 250,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) issuable pursuant to the Company’s 2003 Equity Incentive Plan (the “Plan”). The shares of Common Stock issuable under the Plan have been previously registered pursuant to the Company’s Registration Statement on Form S-8, as amended by Amendment No. 1 (File No. 333-105058), as filed with the Securities and Exchange Commission and the information contained therein is incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

See Exhibit Index located on page 4 hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 2 to Registration Statement File No. (333-105058) to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on July 10, 2007.

FIBERNET TELECOM GROUP, INC.
By	/S/ JON A. DELUCA
Jon A. DeLuca
President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-8 (File No. 333-105058) has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JON A. DELUCA Jon A. DeLuca	President, Chief Executive Officer and Director (principal executive officer)	July 10, 2007

/S/ CHARLES S. WIESENHART, JR. Charles S. Wiesenhart, Jr.	Vice President—Finance and Chief Accounting Officer (principal financial officer)	July 10, 2007

* Michael S. Liss	Chairman	July 10, 2007

* Richard E. Sayers	Vice Chairman	July 10, 2007

* Timothy P. Bradley	Director	July 10, 2007

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Signature	Title	Date

* Oskar Brecher	Director	July 10, 2007

* Adam M. Brodsky	Director	July 10, 2007

* Roy (Trey) D. Farmer III	Director	July 10, 2007

* Robert La Blanc	Director	July 10, 2007

* Charles J. Mahoney	Director	July 10, 2007

* /S/ JON A. DELUCA Jon A. DeLuca Attorney-in-fact

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FIBERNET TELECOM GROUP, INC.

INDEX TO EXHIBITS FILED WITH

FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description	Sequential Page No.
(5)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.	5
(23.1)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).	6
(23.2)	Consent of Deloitte & Touche LLP.	7

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